Lexaria Updates Operations

Kelowna, BC / April 7, 2015 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) provides the following updates.

VIPOVA TEA
Lexaria is pleased to announce the manufacturing of delicious ViPovaTM tea in conventional tea-bags has begun: over 80% of all tea sold in North America is sold within teabags. Simplicity of use should make it easier for consumers to achieve more consistent portions and cannabidiol per serving. Lexaria now has the opportunity to offer our tea in smaller retail packages at lower cost to our customers, offering the potential of broader consumer acceptance and wider market penetration.

For those who want to try our tea for the first time, but are reluctant to purchase the existing larger tin for $99, we will for the first time be able to offer much lower prices for smaller packages. We are currently awaiting delivery of our new packaging options which will be ready for retail sale in either April or May. Although the larger tin still offers the best value per serving, Lexaria expects lower entry-level retail prices to make ViPovaTM Tea available for enjoyment by everyone.

LEXARIA WEBSITE
The new Lexaria website at lexariaenergy.com is under construction and expected to be operational later this month. The new site is focused primarily on the food sciences sector in which we now operate, and will provide more thorough information regarding our patent-pending infusion technology. The new website will be updated regularly with important sector-specific information, and the Company will provide additional information when the new site is ready to launch.

TEA’S GOT A NEW FIREND…
Lexaria is soon launching a new print ad campaign featuring the slogan, “Tea’s Got a new Friend”, a cheeky and fun ad campaign that is sure to provoke conversation. In limited US circulation to begin, this ad campaign will begin within the next 30 days and is expected to broaden as the year unfolds.

According to the Tea Association of the USA Inc, Americans consumed over 79 billion servings of tea in 2012, its popularity far outstripping any alternative health sector. On any given day, over 150 million Americans consume tea, and 84% of all tea consumed is black tea. Lexaria is confident that its unique and proprietary CBD-infusion process will generate success in this very large market.

About Lexaria
Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for opportunities that could provide potential above-market returns. www.lexarienergy.com

About ViPovaTM
ViPovaTM uses only legal CBD oil extracts, grown from legal hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.